(((H02000066383 9)))VISUAL BIBLE INTERNATIONAL, INC.
                      CERTIFICATE OF DESIGNATION
                       SERIES A PREFERRED STOCK


     RESOLVED, that pursuant to the authority vested in the Board of Directors of Visual Bible International, Inc., a Florida corporation (the "Corporation") by Article III (B) of the Corporation's
Articles of Incorporation (the "Articles of Incorporation") and pursuant to the provisions of Section 607.0620 of the Florida Business Corporation Act, this certificate of designation (the "Certificate of Designation") shall create a series of preferred stock of the Corporation out of the authorized but unissued shares of preferred capital stock of the Corporation, such series to be designated Series A Preferred Stock (the "Series A Preferred Stock"). The Series A Preferred Stock shall consist of eight hundred thousand (800,000) shares and the preferences and other rights and the qualifications, limitations or restrictions of the Series A Preferred Stock shall be as follows:

     1. Dividends. Each issued and outstanding share of Series A Preferred Stock shall entitle the holder of record thereof to receive, when, as and if declared by the Board of Directors, out of any funds legally available therefor, dividends equal to the amount per share, if any, of dividends declared by the Corporation as to its $.001 par value common stock (the "Common Stock"). The record date for the payment of dividends on the Series A Preferred Stock shall be identical to the record date for the payment of dividends on the Common Stock.

     2.   Priority.

          (a) So long as any Series A Preferred Stock shall be outstanding, no dividends, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on the (the "Common Stock") or any other security junior to the Series A Preferred Stock as to dividend rights, unless simultaneously therewith like amounts of dividends shall be declared and paid on the Series A Preferred Stock.

          (b) The Corporation may issue, in the future, without the consent of holders of the Series A Preferred Stock, other series of preferred stock which rank on parity with or junior to the Series A Preferred Stock as to dividend and/or liquidation rights. The consent of the holders of a majority of the outstanding Series A Preferred Stock is required for the issuance of any series or preferred stock which is senior to the Series A Preferred Stock as to dividend and/or liquidation rights.


     3. Redemption Rights. The Corporation shall have no right or obligation to redeem all or any part of the Series A Preferred Stock.

     4. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary ("Liquidation"), then holders or record of the Series A Preferred Stock shall be entitled to receive, before and in preference to any distribution or payment of assets of the Corporation or the proceeds thereof may be made or set apart for the holders of Common Stock or any other security junior to the Series A Preferred Stock in respect of distributions upon Liquidation out of the assets of the Corporation legally available for distribution to its stockholders, an amount in cash equal to $10.00 per share (the "Liquidation Preference") plus accrued and unpaid dividends, if any, on each such share of Series A Preferred Stock on the date fixed for the distribution to the holders of Series A Preferred Stock and any other series of preferred stock then outstanding ranking on parity with the Series A Preferred Stock upon liquidation ("Parity Stock").
 If the amounts available upon Liquidation are insufficient to permit payment in full of the Liquidation Preference to the holders of the Series A Preferred Stock and the liquidation preference as to any Parity Stock, then the entire assets and funds of the Corporation legally available for distribution to such holders of the Series A Preferred Stock and the Parity Stock then outstanding shall be distributed ratably among the holders of the Series A Preferred Stock and Parity Stock based upon the proportion the total amount distributable on each share upon liquidation bears to the aggregate amount available for distribution on all Series A Preferred Stock and of such Parity Stock, if any.

     5. Voting Rights. Each share of the Series A Preferred Stock shall entitle the holder thereof to vote on all matters to be voted on by the holders of the Common Stock; and the number of votes per share of Series A Preferred Stock such holder shall be entitled to shall be equal to forty (40) votes for each one (1) share of Series A Preferred Stock.

     6.   Mandatory Conversion.

          (a) The Corporation expects to file amended and restated articles of incorporation (the "Amended Articles of Incorporation") with the Secretary of State of the State of Florida on or about April 15, 2002 (the "Filing Date"). The Amended Articles of Incorporation will increase the authorized capital of the Corporation to 500,000,000 shares, of which 300,000,000 shall be designated as $.001 par value common stock and 200,000,000 shares shall be designated as $.001 par value preferred stock.
Accordingly, each holder of record of Series A Preferred Stock shall have the obligation to convert all such holder's shares of Series A Preferred Stock into Common Stock in the manner set forth herein on the Filing Date (the "Mandatory Conversion").

          (b) As soon as reasonably practical after the occurrence of the Filing Date, the Corporation shall provide each holder of the Series A Preferred Stock with a notice (the "Conversion Notice") reflecting the Mandatory Conversion. The Conversion Notice shall advise the holders of the Series A Preferred Stock of the name and location of the transfer agent to which the Series A Preferred Stock shall be submitted for conversion. Neither the failure by the Corporation to provide the Conversion Notice nor any defect in the Conversion Notice shall effect the validity of the Mandatory Conversion.

          (c) On the Filing Date, each one (1) share of the Series A Preferred Stock shall be automatically converted into forty (40) shares of fully paid and non-assessable shares of Common Stock.

          (d) From and after the close of business on the Filing Date, the Series A Preferred Stock shall no longer be deemed outstanding and all rights of holders of the shares of Series A Preferred Stock shall forthwith, after the Filing Date, cease and terminate, excepting only the right of the holders of the Series A Preferred Stock to receive the Common Shares without interest. After the Filing Date, the Series A Preferred Stock shall not be transferred on the books of the Corporation nor shall it be deemed to be outstanding for any purpose whatsoever.

          (e) As soon as reasonably practical after the Filing Date, the holders of the Series A Preferred Stock shall surrender of the certificate or certificates representing the converted Series A Preferred Stock, duly endorsed, at the office of any transfer agent for the Series A Preferred Stock, or if there is no such transfer agent at the office of any transfer agent for the Common Stock, or if there is no such transfer agent, at the principal executive office of the Corporation, and along therewith, the holders of the Series A Preferred Stock shall include instructions for delivery of the certificates of the Common Stock into which the Series A Preferred Stock was converted.

          (f) The Corporation shall at all times reserve and keep available, out of its authorized but unissued shares of Common Shares or out of shares of Common Shares held in its treasury, solely for the purpose of effecting the Mandatory Conversion, the full number of shares of Common Shares deliverable upon the Mandatory Conversion.

          (g) No fractional shares or scrip representing fractional shares of Common Shares shall be issued upon the Mandatory
Conversion. Upon the occurrence of the Mandatory Conversion, any resulting fraction shall be rounded up to the next whole number.

          (h) The Corporation will pay any taxes that may be payable in respect of any issue or delivery of shares of Common
Shares upon the Mandatory Conversion.

          (i) The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith carry out all the provisions of this Certificate of Designation and shall take all such action as may be necessary or appropriate in order to protect the impairment of the Mandatory Conversion.

     7. Notice. Each share of the Series A Preferred Stock shall entitle the holder thereof to notice of any special or annual meetings of the holders of the Common Stock in the same manner as notice given to the holders of the Common Stock under the Florida Business Corporation Act. Additionally, each share of the Series A Preferred Stock shall entitle the holder thereof to receive the same written communications, if any, as are distributed by the Corporation to the holders of the Common Stock.

     8. Other Rights. Except as may otherwise be required by law, the shares of the Series A Preferred Stock shall not have any preferences or any relative, participating, optional or other special rights, except for those specifically set forth in this Certificate of Designation (as such Certificate of Designation may be amended from time to time) and the Articles of Incorporation, as amended from time to time.

     9. Headings. The headings of the various paragraphs hereof are for convenience and for reference only and shall not affect the interpretation of any of the provisions hereof.

     This Certificate of Designation was unanimously adopted by the Board of Directors of the Corporation on March 27, 2002.
Shareholder action is not required.





                                   Daniel W. Johnson, President